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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                      STATE OR JURISDICTION OF          NAMES UNDER WHICH
NAME OF SUBSIDIARY  INCORPORATION OR ORGANIZATION    SUBSIDIARY DOES BUSINESS
------------------  -----------------------------    ------------------------
WinCup Holdings,              Delaware            WinCup Holdings, Inc.
 Inc. (1)                                         WinCup Holdings of Texas, Inc.
WinCup Holdings,
 L.P. (2)                     Delaware            WinCup Holdings, L.P.
SP Acquisition
 Co. (1)                      Delaware            SP Acquisition Co.
StyroChem
 International,
 Inc. (3)                     Texas               StyroChem International, Inc.
StyroChem
 International,
 Ltd. (3)                     Quebec              StyroChem International, Ltd.
Radnor
 Management, Inc. (1)         Delaware            Radnor Management, Inc.
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(1) Owned 100% by Radnor Holdings Corporation.
(2) Owned 45% by Radnor Holdings Corporation and 55% by WinCup Holdings, Inc.
(3) Owned 100% by SP Acquisition Co.

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